Exhibit 10.1

THIRD AMENDMENT OF LEASE

This THIRD AMENDMENT OF LEASE (this “Amendment”) is made as of the 11th day of April, 2025, by and between LS 200 CDP, LLC, a Delaware limited liability company (“Landlord”) and FORRESTER RESEARCH, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A.
Landlord (as successor-in-interest to Cambridge Discovery Park LLC, as successor-in-interest to BHX, LLC, as Trustee of Acorn Park I Realty Trust) and Tenant are parties to that certain Lease dated September 29, 2009, as amended by a First Amendment of Lease dated as of December 21, 2009 and a Second Amendment of Lease dated as of February 8, 2012 (collectively, the “Existing Lease”) for premises consisting of 192,405 square feet (collectively, the “Existing Premises”) located on the first (1st) through sixth (6th) floors of the building, known as Building 200, of the project commonly known as Cambridge Discovery Park, Cambridge, Massachusetts (as more particularly described in the Existing Lease, the “Building”). All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as amended by this Amendment, is referred to herein as the “Lease”.
B.
The Lease Term of the Existing Lease is scheduled to expire on February 28, 2027 (the “Current Expiration Date”).
C.
Landlord and Tenant have agreed to: (i) terminate the Lease Term prior to the Current Expiration Date, (ii) surrender the portion of the Existing Premises located on the first (1st) through third (3rd) floors of the Building (the “Surrender Premises”), prior to the Current Expiration Date, (iii) to enter into a new lease for the portion of the Existing Premises consisting of 118,286 square feet located on the fourth (4th) through sixth (6th) floors of the Building (the “Upper Level Premises”) and (iv) to modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Existing Lease is hereby amended as follows:

1.
Early Termination of the Lease. The parties hereby acknowledge that, notwithstanding anything to the contrary contained in the Lease, the Current Expiration Date of the Lease shall be accelerated, and the Lease shall expire on December 31, 2025 (the “Accelerated Expiration Date”) as if the Accelerated Expiration Date was the Current Expiration Date of the Existing Lease. The parties acknowledge that Tenant will remain in uninterrupted occupancy of the Upper Level Premises pursuant to a new lease dated as of the date hereof (the “New Lease”) by and between Landlord and Tenant for the Upper Level Premises, Tenant shall have no obligation to surrender any portion of the Upper Level Premises on the Accelerated Expiration Date, and the provisions of the Existing Lease shall all continue to apply to the Upper Level Premises through the Accelerated Expiration Date.

Exhibit 10.1

2.
Rent for Surrender Premises. Effective as of July 1, 2025 and continuing through the Accelerated Expiration Date, Tenant shall not be obligated to pay Base Rent, Tenant’s Project Share of Project Taxes, Project Insurance Costs and Project Operating Costs, or Tenant’s Building Share of Building Taxes, Building Insurance Costs and Building Operating Costs, with respect to the Surrender Premises only. Tenant shall continue to pay Tenant’s Utility Costs for the Surrender Premises (or portion thereof, if applicable) until the Surrender Date thereof.
3.
Early Termination Option and Extension With Respect to Surrender Premises. Notwithstanding the foregoing, Tenant shall have the right to either (a) terminate the Lease Term early with respect to all or a portion of the Surrender Premises in full floor increments only at any time commencing on July 1, 2025, or (b) extend the Accelerated Expiration Date with respect to all or a portion of Surender Premises in full floor increments only to not later than May 31, 2026. In the event that Tenant elects to exercise the foregoing rights, the Accelerated Expiration Date with respect to the applicable portion of the Surrender Premises shall occur on the Surrender Date (as hereinafter defined) with respect to such applicable portion of the Surrender Premises. In addition, Tenant shall keep Landlord informed of Tenant’s good faith expected Surrender Date for each full floor of the Surrender Premises, and if Tenant actually vacates any full floor of the Surrender Premises prior to May 31, 2026 then Tenant shall promptly thereafter surrender such floor and cause the Surrender Date to occur with respect to such floor.
4.
Surrender of the Surrender Premises. Effective as of the Accelerated Expiration Date or, if applicable, the date Tenant elects to surrender all or a portion of the Surrender Premises (with respect to such portion of the Surrender Premises so surrendered, the “Surrender Date”), the Lease Term with respect to such portion of the Surrender Premises so surrendered shall end and expire, and all of Tenant’s right, title and interest therein and thereto shall terminate and be extinguished, with the same force and effect as if such Surrender Date was the Current Expiration Date of the Existing Lease with respect thereto. By not later than the Accelerated Expiration Date or Surrender Date, as applicable, notwithstanding anything in the Existing Lease to the contrary, Tenant shall peaceably surrender and deliver up the Surrender Premises and the Patio Area to Landlord and yield-up and surrender the Surrender Premises by removing its furniture, fixtures and equipment and other personal property and otherwise in accordance with the terms of the Lease (including, without limitation, Sections 7.4(a) and 7.5 thereof); provided, however, that Tenant will have no obligation to remove any alterations or improvements from the Surrender Premises. If Tenant fails to yield-up and surrender the Surrender Premises by the Surrender Date in accordance with the foregoing (but in all events by not later than May 31, 2026), then Tenant shall be liable for holdover charges with respect thereto in accordance with Section 13.9 of the Lease at the Base Rent in effect as of June 30, 2025. Effective as of the Surrender Date, Landlord and Tenant shall be released from any and all obligations and liabilities under the Lease relating to the portion of the Surrender Premises so surrendered which first accrue after the Surrender Date. Nothing contained herein shall constitute a waiver, limitation, amendment, or modification of any of the following: (i) the liabilities and obligations of Landlord and Tenant relating to the Surrender Premises which accrue prior to the Surrender Date; (ii) the obligations and liabilities of Landlord and Tenant under the Lease with respect to the Surrender Premises which expressly survive the termination of the Lease Term; or (iii) the obligations and liabilities of both Landlord and Tenant relating to the Upper Level Premises.
5.
Parking. Notwithstanding anything to the contrary contained in the Lease,

Exhibit 10.1

effective as of July 1, 2025, the parking provisions contained in Section 2.3 of the New Lease shall apply in lieu of Section 2.3 of the Existing Lease, and such Section 2.3 of the New Lease is hereby incorporated by reference herein.
6.
Electricity Meters. On or before July 1, 2025, Landlord shall install, at Landlord’s sole cost and expense, submeters to measure the electricity consumption on each of the 1st, 2nd and 3rd floors, and one submeter to measure the aggregate electricity consumption on the 4th, 5th and 6th floors. The electricity portion of Tenant’s Utility Costs shall be based on such meters once installed.
7.
Brokers. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Amendment. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation.
8.
Miscellaneous. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for, any of the other terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the Lease Term.
9.
Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts when duly executed and delivered to the other party taken together shall constitute one and the same instrument. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[signatures on following page]

Exhibit 10.1

EXECUTED as of the date first above-written.

LANDLORD:

LS 200 CDP, LLC,

a Delaware limited liability company

By: /s/ Scott Bohn

Name: Scott R. Bohn

Title: Chief Development Officer

TENANT:

FORRESTER RESEARCH, INC.,

a Delaware corporation

By: /s/ Chris Finn

Name: Chris Finn

Title: Chief Financial Officer